Moody National REIT II, Inc. S-4/A

Exhibit 1.1

STOCKHOLDER SERVICING COORDINATION AGREEMENT

This Stockholder Servicing Coordination Agreement (this “Agreement”), dated as of February 2, 2017, is entered into by and between Moody National REIT II, Inc., a Maryland corporation (the “Company”) and Moody Securities, LLC (“Moody Securities”).

Recitals

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated as of November 16, 2016, by and among the Company, Moody National Operating Partnership II, LP (“Moody II OP”), Moody National Advisor II, LLC, Moody Merger Sub, LLC (“Merger Sub”), Moody National REIT I, Inc. (“Moody I”), Moody National Operating Partnership I, LP (“Moody I OP”) and Moody National Advisor I, LLC;

WHEREAS, pursuant to the Merger Agreement, and subject to the terms and conditions therein, Moody I will merge with and into Merger Sub, with Merger Sub continuing as a wholly-owned subsidiary of the Company (such transaction, the “Merger”), and Moody II OP will merge with and into Moody I OP, with Moody I OP continuing as the “Surviving Partnership” as such term is defined in the Merger Agreement (such transaction, together with the Merger, the “Mergers”);

WHEREAS, pursuant to the Merger Agreement, and subject to the terms and conditions therein, at the effective time of the Merger, each outstanding share of common stock of Moody I (the “Moody I Common Stock”) will be automatically cancelled and retired and converted into the right to receive, at the election of each holder of such share of Moody I common stock, either (i) an amount in cash equal to the “net per share price” as such term is defined in the Merger Agreement, but in no event less than $10.25 per share of Moody I Common Stock (such cash, the “Cash Consideration”) or (ii) a number of shares of the common stock of Moody II, determined by dividing the “net per share price” by $25.00 (such shares, the “Stock Consideration”);

WHEREAS, pursuant to the Merger Agreement, in order to pay the Stock Consideration, the Company intends to issue up to 5,456,032 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), in an offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s Registration Statement on Form S-4 (the “Registration Statement”);

WHEREAS, a special meeting of the stockholders of Moody I will be convened at which the stockholders of Moody I will vote to approve the Merger and certain other transactions (such meeting, the “Moody I Special Meeting”); and

WHEREAS, in connection with the payment of the Stock Consideration, Moody II desires to pay stockholder servicing fees (the “Stockholder Servicing Fees”) to broker-dealers that provide ongoing financial advisory services to Moody I stockholders (the “Participating Broker-Dealers”) as consideration for the Participating Broker-Dealers’ efforts to assist their clients who are stockholders of Moody I in understanding the Merger and Merger Agreement and to answer the questions of such clients regarding the vote to be held at the Moody I Special Meeting and the election rights of such clients described above.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.

Stockholder Services.

Subject to the terms and conditions set forth herein, the Company hereby engages Moody Securities as its non-exclusive agent in connection with the Offering, and Moody Securities hereby accepts such engagement to perform the following services:

(a)

coordinating the execution of agreements with the Participating Broker-Dealers setting forth the terms pursuant to which the Participating Broker-Dealers will be entitled to receive the Stockholder Servicing Fees (the “Participating Broker-Dealer Agreements”), a form of which is attached hereto as Exhibit A;

(b)

coordinating the re-allowance of the Stockholder Servicing Fees to the Participating Broker-Dealers pursuant to Section 6(a) hereto;

(c)

assisting in answering inquiries from the Participating Broker-Dealers regarding the Mergers; and

(d)

such other related services as may be agreed upon by the parties hereto.

2.

Representations and Warranties of the Company. The Company hereby represents and warrants to Moody Securities that as of the date hereof and as of the closing of the Mergers:

(a)

This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity);

(b)

The Company has obtained all necessary approvals, consents, licenses and registrations from any governmental entity or any other person or entity necessary to perform its obligations hereunder and shall maintain all such approvals, consents and registrations in full force and effect during the term of this Agreement and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or other organizational document or any agreement, instrument, order, law or regulation binding upon it; and

(c)

The Company has complied and will comply with all applicable U.S. federal and state securities laws in connection with the Offering.

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3.

Representations and Warranties of Moody Securities. Moody Securities hereby represents and warrants to the Company as of the date hereof:

(a)

Moody Securities has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement constitutes a valid and binding obligation, enforceable against it in accordance with its terms and does not violate any applicable law, or other contracts or agreements to which it is a party;

(b)

Moody Securities is duly organized, validly existing and in good standing under the laws of its jurisdiction and is in material compliance with all laws, rules and regulations applicable to it;

(c)

Moody Securities is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and the laws of any state or the equivalent thereof in any jurisdictions which require such registration in connection with the services to be provided in this Agreement;

(d)

Moody Securities and its officers, directors, employees and agents maintain in full force and effect all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to engage in any activities permitted by this Agreement; and

(e)

Neither Moody Securities nor any other person that has been or will be paid (directly or indirectly) remuneration in accordance with the terms of this Agreement, has been charged with and, to its knowledge, is not under investigation, review or evaluation with respect to, any violation of any laws, rules and regulations applicable to it, it is not the subject of any pending (or, to its knowledge, threatened) adverse proceedings by any governmental authority the effect of which might impair or adversely affect in any material respect its ability to perform its obligations under this Agreement, and it is not a party to, and to its knowledge, it has not been threatened with, any litigation, arbitration or other adverse proceeding the effect of which might impair or adversely affect in any material respect its ability to perform its obligations under this Agreement.

4.

Covenants of the Company. The Company covenants and agrees for itself with Moody Securities as follows:

(a)

The Company will, at Moody Securities’ request, furnish through Moody Securities such information as is reasonably requested and is reasonably available concerning matters material to the Mergers, the Merger Agreement and the Offering;

(b)

If any event relating to or affecting the Company occurs as a result of which the Company believes that it has become necessary to amend or supplement the Registration Statement so that it does not contain a material misstatement or omission, the Company will so inform Moody Securities and prepare and furnish to Moody Securities a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement, which will amend or supplement the Registration Statement so that as so amended or supplemented such Registration Statement does not contain any material misstatement or omission; and

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(c)

In the conduct of the transactions contemplated by this Agreement and in the management of the Company, the Company will materially comply with all applicable securities laws, other applicable legal and regulatory requirements, applicable industry standards and policy statements of regulatory agencies or self-regulatory agencies, including, without limitation, any applicable anti-money laundering laws and regulations in any jurisdiction in which the Company conducts business.

5.

Covenants of Moody Securities. Moody Securities covenants and agrees with the Company as follows:

(a)

Moody Securities shall provide information regarding the Merger and the Charter Amendment (as such term is defined in the Merger Agreement and Registration Statement) in compliance with the Registration Statement;

(b)

Moody Securities shall not furnish to any stockholder any information, written or oral, respecting the Company or the Offering that has not previously been approved by the Company;

(c)

In its activities pursuant to this Agreement, Moody Securities shall comply in all material respects with applicable (i) U.S. federal, state and local securities laws, any other applicable laws, (ii) applicable rules and regulations under and pursuant to such laws, (iii) applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. and (iv) applicable requirements of other governmental, regulatory and self-regulatory authorities and organizations having jurisdiction over the Offering;

(d)

Moody Securities will, upon the written request from the Company at any time, suspend its activities under this Agreement and it shall not resume such activities until the Company has notified it that the suspension has been terminated;

(e)

Moody Securities shall not engage in any marketing or solicitation activities in any jurisdiction or in any manner in which it is unlawful for it to do so; and

(f)

Moody Securities will maintain records related to the Offering for so long as is required by applicable law or regulations and will maintain for the period required by applicable law, rule or regulation.

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6.

Fees and Expenses.

(a)

Services Coordination Fee.

(i)

Moody Securities is entitled to the Stockholder Servicing Fees in respect of the services rendered by it hereunder in the amount of up to $2.125 per Share (the “Per Share Stockholder Servicing Fee”) for each Share issued as Stock Consideration to Moody I Stockholders whose financial advisors are registered representatives of the Participating Broker-Dealers that have entered into a Participating Broker-Dealer Agreement. The actual Per Share Stockholder Servicing Fee to which Moody Securities is entitled with respect to any Shares shall be as set forth in the applicable Participating Broker-Dealer Agreement, and Moody Securities shall inform the Company of the Per Share Stockholder Servicing Fee set forth in a Participating Broker-Dealer Agreement within a commercially reasonable period of time following the execution of each Participating Broker-Dealer Agreement.

(ii)

No later than twenty (20) days after the closing of the Merger, Company will deliver to Moody Securities payment in the amount of the aggregate Stockholder Servicing Fees as described in Section 6(a)(i) by means mutually acceptable to both parties. Moody Securities hereby agrees and covenants that, no later than thirty (30) days after receipt of the Stockholder Servicing Fees pursuant to this Section 6(a)(ii), it will reallow all such Stockholder Servicing Fees to the applicable Participating Broker-Dealers.

(b)

Expenses. All Parties shall be responsible for their own expenses incurred in connection with the activities performed pursuant to this Agreement.

7.

Liability; Indemnification.

(a)

In taking any action required by this Agreement, Moody Securities and the Participating Broker-Dealers shall be entitled to rely in good faith upon the information provided by the authorized representatives or agents of the Company. Except for the responsibilities specifically allocated to Moody Securities under this Agreement, the Company agrees and acknowledges that none of the Participating Broker-Dealers, any of their respective affiliates or any owner, officer, employee or representatives of the foregoing has any responsibility for (among other things) Shares, the Company or the performance of an investment in the Shares. Moody Securities and Participating Broker-Dealers shall not be liable hereunder for any losses caused by any act, or failure to act, unless it has been determined by a court of competent jurisdiction that such loss resulted from its fraud, willful misfeasance, gross negligence, or material breach of a representation, warranty or covenant herein, or breach of applicable securities laws or regulations. To the extent permitted by applicable law, the Company shall indemnify from its assets, Moody Securities, the Participating Broker-Dealers and each of their respective affiliates and their respective directors, officers, employees, agents, partners and shareholders (each, a “Dealer Indemnified Person”) against all claims, liabilities, damages and expenses, including reasonable legal fees, to which a Dealer Indemnified Person may become subject by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in any document, furnished or made available by the Company, to any offeree of the Shares or any of their representatives, or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that such indemnity shall not apply to any such claims, liabilities, damages or expenses arising out of or based upon an untrue statement or alleged untrue statement of material fact or an omission or alleged omission of material fact in any information furnished by Moody Securities specifically for inclusion in the Registration Statement); (ii) any breach by the Company of a representation, warranty or covenant made by the Company in this Agreement; or (iii) any breach by the Company of applicable securities laws or regulations (other than as a result of a material breach by Moody Securities of its obligations hereunder); or (iv) Moody Securities’ or Participating Broker-Dealers’ activities in respect of the Shares unless it has been determined by a court of competent jurisdiction that such Dealer Indemnified Person’s conduct constituted fraud, willful misfeasance or gross negligence.

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(b)

To the extent permitted by applicable law, Moody Securities, severally and not jointly, will indemnify the Company and its affiliates and their respective affiliates’ respective directors, officers, employees, delegates, agents, members, partners and shareholders (each, an “Company Indemnified Person”) against all claims, liabilities, damages and expenses, including reasonable legal fees, to which the Company Indemnified Person may become subject by reason of any action or omission by Moody Securities that (i) is determined by a court of competent jurisdiction to have constituted fraud, willful misfeasance or gross negligence, or (ii) is the result of a material breach by Moody Securities of its representations, warranties and covenants made pursuant to this Agreement, (iii) is the result of a breach by Moody Securities of applicable securities laws or regulations or (iv) is the result of an untrue statement or alleged untrue statement of material fact or an omission or alleged omission of material fact in any information furnished by Moody Securities specifically for inclusion in the Registration Statement.

(c)

Promptly after receipt by a Dealer Indemnified Person or an Company Indemnified Person (collectively, “Indemnified Persons”) under this Section 7 of notice of any claim or the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7 (each an “Indemnifying Party”), notify such Indemnifying Party in writing of the claim or the commencement of that action; provided that the failure to notify the Indemnifying Party will not relieve such Indemnifying Party from any liability which it may have to an Indemnified Person unless such failure materially affects such Indemnifying Party’s case. If any such claim or action is brought against any Indemnified Person, and an Indemnifying Party thereof is notified, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (which consent may not be unreasonably withheld or delayed). After notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Person under this Section 7 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation in connection with the defense. The Indemnified Person will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Person unless (i) the employment of counsel by the Indemnified Person has been authorized in writing by the Indemnifying Party, (ii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Person) between the Indemnified Person and the Indemnifying Party (in which case the Indemnifying Party will not have the right to assume the defense of such action on behalf of the Indemnified Person) or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Party or Parties. No compromise or settlement of any claim may be effected by an Indemnifying Party without the Indemnified Person’s consent unless such compromise or settlement does not include a finding or admission by the Indemnified Person of any violation of any law, rule or regulation or any violation of the rights of any person, each Indemnified Person is unconditionally released from all liability arising therefrom and the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

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(d)

The parties hereby designate each of the Participating Broker-Dealers as third-party beneficiaries of this Section 7 of this Agreement having the right to enforce this Section 7.

8.

Survival. The agreements, representations, warranties, covenants, indemnities and other statements set forth in or made in Sections 2, 3, 4, 5, 7, 9, 11 and 12 of this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of Moody Securities or the Company, any director or officer of any of the foregoing or any person controlling any of the foregoing; and (iii) acceptance of any payment hereunder.

9.

Confidentiality. No party shall use any confidential information relating to another party’s business, operation, clients, systems and technology provided by such other party under this Agreement (“Confidential Information”) for any purpose other than as permitted or required for the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, Moody Securities will not use any information provided by the Company or its affiliates pursuant to this Agreement in connection with the performance by Moody Securities of services for other parties or for any reasons other than in connection with its providing the services contemplated hereunder. Each party agrees not to disclose to any third party (excluding an affiliate of such party to this Agreement that retains the confidentiality of the Confidential Information in accordance with customary banking procedures and this Agreement) any Confidential Information without the express written consent of such other party, except (i) to employees, designees, advisors, service providers or agents of such party who have a need to know in the course of performing their obligations hereunder, provided that such employees, designees, advisors, service providers or agents retain the confidentiality of Confidential Information in accordance with customary banking procedures and this Agreement, (ii) as may be required by applicable laws, regulations, order or request of any court or governmental or regulatory (including self-regulatory) body to whose supervisory authority such party is subject and (iii) with respect to the Company, disclosure of investor information that is otherwise required in connection with the management of shareholder relations of the Company. Each party agrees to take all reasonable measures (including, without limitation, measures taken by such party to safeguard its own Confidential Information) to prevent any such disclosure by its employees, designees, advisors, service providers and agents. Confidential Information shall not include information that (i) was already in the public domain or known to a party at the time of its disclosure by another party; (ii) is hereafter publicly disclosed, except information disclosed in violation of this Section 9; or (iii) is obtained by a party from a third party (a) whom such party to this Agreement does not know to have violated, or to have obtained such information in violation of, any confidentiality obligation (whether contractual, fiduciary or otherwise) owed to another party with respect to such information, and (b) who does not require such party to refrain from disclosing such information. Notwithstanding the foregoing, each party and each party’s employees, representatives and other agents, may disclose to their advisors (including, without limitation, their attorneys and accountants) or to the U.S. Internal Revenue Service or other U.S. taxing authority, without limitation of any kind, the U.S. federal and state income and franchise tax treatment and U.S. federal and state income and franchise tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure to the extent relevant to understanding the tax treatment and tax structure of such transactions.

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10.

Termination. Any party may terminate this Agreement without cause, upon ten (10) days’ prior written notice to the other parties hereto or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by one party, by written notice to the other parties hereto at any time.

11.

Notices. All communications under this Agreement shall be given in writing, sent by (i) facsimile; (ii) e-mail confirmed by answer back; or (iii) certified or registered mail to the address set forth below or to such other address as shall have been specified in writing to the other parties hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to Moody Securities:

Moody Securities, LLC
6363 Woodway Drive
Suite 110
Houston, Texas 77057
Fascimile: (713) 977-7505
Attention: President

If to the Company:

Moody National REIT II, Inc.
6363 Woodway Drive
Suite 110
Houston, Texas 77057
Facsimile: (713) 977-7505
Attention: Brett C. Moody

12.

Miscellaneous.

(a)

Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute one and the same instrument.

(b)

Binding Agreement: Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation hereunder.

(c)

Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

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(d)

Amendments. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by all parties hereto.

(e)

Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

(f)

Indirect Action. All parties agree that it is of the essence of their mutual agreement as embodied herein that none of them shall attempt to do indirectly what they could not do directly hereunder, through the use of affiliates, reciprocal business dealings or any other means.

(g)

Governing Law; Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, by the laws of the State of Delaware; provided; however, that the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the Houston, Texas. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before any applicable arbitral body, located exclusively in Houston, Texas.

(h)

Status of Parties. Moody Securities, on the one hand, and the Company, on the other hand, shall be deemed to be an independent contractor with respect to the other and, none of Moody Securities on the one hand, and the Company, on the other hand, shall have authority to act for or represent the other. Nothing contained herein shall create a partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall this Agreement be deemed to confer on any party any express, implied, or apparent authority to incur any obligation or liability on behalf of any other party.

(i)

Control of the Company. The Company may terminate the offering of Shares at any time.

(j)

Entire Agreement. This Agreement shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall supersede any prior understanding or agreement, oral or written with respect thereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed and delivered as of the date first above written.

Moody National REIT II, INC.

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	Chief Executive Officer and President

Moody Securities, LLC

By:	/s/ Melinda G. LeGaye
Name:	Melinda G. LeGaye
Title:	President

[Signature Page to Servicing and Coordination Agreement]

Exhibit A to Stockholder Servicing Coordination Agreement

FORM OF STOCKHOLDER SERVICING AGREEMENT

This Stockholder Servicing Agreement (this “Agreement”) is entered into by and between _____________ (the “Participating Broker-Dealer”) and Moody Securities, LLC (“Moody Securities”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Stockholder Servicing Coordination Agreement described below.

WHEREAS, Moody National REIT II, Inc. (the “Company”) has entered into that certain Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated as of November 16, 2016, by and among the Company, Moody National Operating Partnership II, LP (“Moody II OP”), Moody National Advisor II, LLC (“Moody II Advisor”), Moody Merger Sub, LLC (“Merger Sub”), Moody National REIT I, Inc. (“Moody I”), Moody National Operating Partnership I, LP (“Moody I OP”) and Moody National Advisor I, LLC;

WHEREAS, pursuant to the Merger Agreement, and subject to the terms and conditions therein, Moody I will merge with and into Merger Sub, with Merger Sub continuing as a wholly-owned subsidiary of Company (such transaction, the “Merger”), and Moody II OP will merge with and into Moody I OP, with Moody I OP continuing as the “Surviving Partnership” as such term is defined in the Merger Agreement (such transaction, together with the Merger, the “Mergers”);

WHEREAS, pursuant to the Merger Agreement, and subject to the terms and conditions therein, at the effective time of the Merger, each outstanding share of common stock of Moody I (the “Moody I Common Stock”) will be automatically cancelled and retired and converted into the right to receive, at the election of each holder of such share of Moody I Common Stock (a “Moody I Stockholder”), either (i) an amount in cash equal to the “net per share price” as such term is defined in the Merger Agreement, but in no event less than $10.25 per share of Moody I Common Stock (such cash, the “Cash Consideration”) or (ii) a number of shares of the common stock of the Company, determined by dividing the “net per share price” by $25.00 (such shares, the “Stock Consideration”);

WHEREAS, pursuant to the Merger Agreement, in order to pay the Stock Consideration, the Company intends to issue up to 5,456,032 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-4 (the “Registration Statement”);

WHEREAS, pursuant to the Merger Agreement, a special meeting of the Moody I Stockholders will be convened at which the Moody I Stockholders will vote to approve the Merger and the amendment to the Moody I charter and certain other transactions (such meeting, the “Moody I Special Meeting”);

WHEREAS, in connection with the payment of the Stock Consideration, Moody II desires to pay stockholder servicing fees (the “Stockholder Servicing Fees”) to the Participating Broker-Dealers that provide ongoing financial advisory services to Moody I Stockholders as consideration for the Participating Broker-Dealers’ efforts to assist their clients who are Moody I Stockholders in understanding the Merger and Merger Agreement and to answer the questions of such clients regarding the vote to be held at the Moody I Special Meeting and the election rights of such clients described above; and

WHEREAS, Moody Securities has entered into a Stockholder Servicing Coordination Agreement with the Company dated February 2, 2017 (the “Stockholder Servicing Coordination Agreement”), a copy of which has been provided to Participating Broker-Dealer and pursuant to which (i) Moody II has agreed to pay Stockholder Servicing Fees to Moody Securities in the amount of up to $2.125 per share for each Share issued as Stock Consideration to Moody I Stockholders whose financial advisors are registered representatives of the Participating Broker-Dealers that have entered into a Participating Broker-Dealer Agreement and (ii) Moody Securities has agreed to reallow certain of the Stockholder Servicing Fees to Participating Broker-Dealer; upon effectiveness of this Agreement, you will become one of the Participating Broker-Dealers referred to in the Stockholder Servicing Coordination Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

I.

Services.

Participating Broker-Dealer hereby agrees to use its best efforts to:

a.

help its clients who are Moody I Stockholders understand the Mergers, the amendment to the Moody I charter, the Merger Agreement and the Registration Statement; charter

b.

answer the questions of the Moody I Stockholders with respect to the right to elect to receive the Stock Consideration or the Cash Consideration;

c.

answer the questions of the Moody I Stockholders with respect to how to complete the proxy materials distributed with respect to the Moody I Special Meeting and how to complete the form of election; and

d.

perform and such other related services as may be agreed upon by the parties hereto.

II.

Stockholder Servicing Fee.

a.

Pursuant to the Stockholder Servicing Coordination Agreement, with respect to Shares issued as Stock Consideration to Moody I Stockholders listed on Schedule 1 to this Agreement (the “Eligible Stockholders”), within 20 days after the closing of the Merger the Company will pay Moody Securities aggregate Stockholder Servicing Fees equal to the product of (i) a Per Share Stockholder Servicing Fee of $______ multiplied by (ii) the total number of Shares to be received by the Eligible Stockholders as Stock Consideration pursuant to the terms of the Merger Agreement.

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b.

In consideration of the services provided pursuant to this Agreement, within 30 days of receipt of the Stockholder Servicing Fees described in Paragraph (a) of this Section II, Moody Securities will reallow to Participating Broker Dealer all such Stockholder Servicing Fees.

c.

No Stockholder Servicing Fees will be paid with respect to the Cash Consideration.

d.

The Per Share Stockholder Servicing Fee will only be payable to Participating Broker-Dealers with respect to the Eligible Stockholders.

e.

The parties hereby agree that the foregoing Stockholder Servicing Fees are not in excess of the usual and customary compensation for stockholder services of the types described herein with respect to securities similar to the Shares, and that the Company is not liable or responsible for the direct payment of such Shareholder Servicing Fees to Participating Broker-Dealer.

f.

All Parties shall be responsible for their own expenses incurred in connection with to this Agreement.

g.

Participating Broker-Dealer, in its sole discretion, may authorize Moody Securities to deposit the Stockholder Servicing Fees due to it pursuant to this Agreement, if any, directly to its bank account. If Participating Broker-Dealer so elects, Participating Broker-Dealer shall provide deposit authorization and instructions to Moody Securities in Schedule 2 to this Agreement.

III.

Conflicts of Interest.

Participating Broker-Dealer agrees that in providing services to Moody I Stockholders pursuant to this Agreement, Participating Broker-Dealer will require that each financial advisor who provides services to Moody I Stockholders pursuant to this Agreement disclose to each Moody I Stockholder for which such services are provided that the financial advisor has a conflict of interest regarding the compensation arrangements under this Agreement, which provides for fees payable only to the extent that the Moody I Stockholder receives the Shares in the Merger. Financial advisors whose clients elect to receive the Cash Consideration will not receive the Stockholder Servicing Fees with respect to that portion of the Merger Consideration.

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IV.

License and Association Membership.

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and Moody Securities that Participating Broker-Dealer is a properly registered or licensed broker-dealer under Federal and state securities laws and regulations in all states where the Shares will be issued, and that it is a member in good standing of FINRA. Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions in which it will provide services pursuant to this Agreement and that its independent contractors and registered representatives have the appropriate licenses(s) to provide such services in such jurisdictions. This Agreement shall automatically terminate if Participating Broker-Dealer ceases to be a member in good standing of FINRA, or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located. Participating Broker-Dealer agrees to notify Moody Securities immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed.

V.

Indemnification.

For the purposes of this Section V, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

a.

By virtue of entering into this Agreement, Participating Broker-Dealer and its Indemnified Parties shall be indemnified as a third-party beneficiary through Section 7 of the Stockholder Serving Coordination Agreement

b.

Participating Broker-Dealer shall indemnify and hold harmless Moody Securities and the Company, and each of their respective Indemnified Parties, from any and all losses arising out of any breach by Participating Broker-Dealer of any provision of this Agreement. The parties hereby designate the Company as a third-party beneficiary of this Agreement having the right to enforce this Section V.

VI.

Effective Date.

This Agreement will become effective upon the last date it is signed by either party hereto.

VII.

Termination; Amendment.

a.

Participating Broker-Dealer will immediately cease all activities related to this Agreement upon the request of Moody Securities at any time and will resume its activities hereunder upon subsequent request of Moody Securities. Any party may terminate this Agreement at any time by written notice pursuant to Section X below. This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.

b.

This Agreement may be amended at any time by Moody Securities by written notice to Participating Broker-Dealer, and any such amendment shall be deemed accepted by Participating Broker-Dealer upon accepting Stockholder Servicing Fees pursuant to this Agreement.

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VIII.

Assignment.

Participating Broker-Dealer shall have no right to assign this Agreement or any of Participating Broker-Dealer’s rights hereunder or to delegate any of Participating Broker-Dealer’s obligations. Any purported assignment or delegation by Participating Broker-Dealer shall be null and void. Moody Securities shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Broker-Dealer shall be deemed to have consented to such assignment by execution hereof. Moody Securities shall provide written notice of any such assignment to Participating Broker-Dealer.

IX.

Privacy Laws.

Moody Securities and Participating Broker-Dealer (each referred to individually in this Section IX as a “party”) agree as follows:

a.

Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

b.

Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

c.

Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

X.

Notice.

All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to Moody Securities at: 6363 Woodway Drive, Suite 110, Houston, Texas 77057, Attention: Secretary, and to Participating Broker-Dealer at the address specified by Participating Broker-Dealer on the signature page hereto.

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XI.

Attorneys’ Fees, Applicable Law and Venue.

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Delaware. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Houston, Texas.

[Signatures on following pages.]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

MOODY SECURITIES, LLC

By:
	Name:	Melinda G. LeGaye
	Title:	President

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.

Identity of Participating Broker-Dealer:

Full Legal Name:

_____________________________________________________

(to be completed by Participating Broker-Dealer)

Type of Entity:

_____________________________________________________

(to be completed by Participating Broker-Dealer)

Organized in the State of:

_____________________________________________________

(to be completed by Participating Broker-Dealer)

Tax Identification Number:

_____________________________________________________

(to be completed by Participating Broker-Dealer)

FINRA/CRD Number:

_____________________________________________________

(to be completed by Participating Broker-Dealer)

2.

Any notice under this Agreement will be deemed given pursuant to Section X hereof when delivered to Participating Broker-Dealer as follows:

Company Name:

Attention to:

(Name)

(Title)

Street Address:
City, State and Zip Code:
Telephone No.:	( )
Facsimile No.:	( )
Email Address:

Accepted and agreed as of the date below:

“Participating Broker-Dealer”

________________________________________________

(Print Name of Participating Broker-Dealer)

By:

Name:
Title:
Date:

SCHEDULE 1
TO
STOCKHOLDER SERVICING AGREEMENT WITH

MOODY SECURITIES, LLC

STOCKHOLDERS ACCOUNTS HELD BY PARTICIPATING BROKER-DEALER

Name on Stockholder Account	Account Number	Total number of Moody I Common Shares Outstanding
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Note: Please add rows or use extra sheets if needed.

SCHEDULE 2

TO
STOCKHOLDER SERVICING AGREEMENT WITH

MOODY SECURITIES, LLC

NAME OF COMPANY: MOODY NATIONAL REIT II, INC.

NAME OF Participating Broker-Dealer:

SCHEDULE TO AGREEMENT DATED:

Participating Broker-Dealer hereby authorizes Moody Securities or its agent to deposit stockholder servicing fees and other payments due to it pursuant to this Agreement to its bank account specified below. This authority will remain in force until Participating Broker-Dealer notifies Moody Securities in writing to cancel it. In the event that Moody Securities deposits funds erroneously into Participating Broker-Dealer’s account, Moody Securities is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“Participating Broker-Dealer”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

SCHEDULE 3

TO
STOCKHOLDER SERVICING AGREEMENT WITH

MOODY SECURITIES, LLC

Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Nebraska
☐	Alaska	☐	Nevada
☐	Arizona	☐	New Hampshire
☐	Arkansas	☐	New Jersey
☐	California	☐	New Mexico
☐	Colorado	☐	New York
☐	Connecticut	☐	North Carolina
☐	Delaware	☐	North Dakota
☐	District of Columbia	☐	Ohio
☐	Florida	☐	Oklahoma
☐	Georgia	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	Utah
☐	Maine	☐	Vermont
☐	Maryland	☐	Virgin Islands
☐	Massachusetts	☐	Virginia
☐	Michigan	☐	Washington
☐	Minnesota	☐	West Virginia
☐	Mississippi	☐	Wisconsin
☐	Missouri	☐	Wyoming
☐	Montana